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                                                                  Exhibit (e)(8)

December 28, 2001



Mr. Yariv Alroy
Co-President
SHL TeleMedicine Ltd.
90 Igal Alon St.
Tel-Aviv 67891
Israel


Re: LETTER OF EXCLUSIVITY



Dear Mr. Alroy:

                  In consideration of the substantial time, effort and expense undertaken and to be undertaken by SHL Telemedicine Ltd., ("SHL"), and its Representatives (as defined in the letter agreement, dated November 29, 2001, and referred to below) in connection with its consideration of the proposed acquisition (the "Proposed Transaction") of Raytel Medical Corporation, a Delaware corporation ("Raytel"), the Special Committee (as defined below) on behalf of Raytel hereby enters into the exclusivity arrangement described below for the period commencing on the date of this letter agreement until the earlier of the execution of a definitive agreement by the parties hereto or January 23, 2002 (the "Exclusivity Period"). It is the understanding of the parties that, during the Exclusivity Period, (1) SHL and its Representatives will complete their due diligence investigation, (2) Raytel will cooperate in providing access for reasonable due diligence, and (3) the parties and their respective Representatives will endeavor to negotiate and finalize the documentation for the Proposed Transaction. SHL agrees that it will notify the Special Committee in writing in the event that it elects to terminate negotiations with the Special Committee, determines that the results of its due diligence are unsatisfactory, elects to change its expression of interest from that expressed in its December 21, 2001 non-binding proposal (the "Non-Binding Proposal"), or to reduce the proposed offer price or terms. Upon the giving of such notice by SHL, the Exclusivity Period will terminate. As used herein, "Special Committee" means the Special Committee of the Board of Directors of Raytel created to explore the possible negotiated sale of all or part of the Company.

                  The Special Committee on behalf of Raytel hereby agrees that, during the Exclusivity Period, it will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to the sale, transfer, lease or other disposal, directly or indirectly, including through an asset sale, stock sale, tender or exchange offer, merger, reorganization, recapitalization or other similar transaction, of at least 50% of Raytel's consolidated assets or securities representing at least 50% or more of Raytel's total voting power (in any such case, an "Alternative Proposal"), or engage in any


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negotiations concerning, or provide any confidential information or data to, or have any discussion with, any person or group relating to an Alternative Proposal. The Special Committee also agrees it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

                  Should Raytel take any action described in the first sentence of the previous paragraph with a third party prior to the end of the Exclusivity Period (even though the action may have been required to comply with applicable law), and, within six months of such date Raytel enters into an agreement for an Alternative Proposal with a third party, Raytel will reimburse SHL for its reasonable costs and expenses incurred in connection with the conduct of its due diligence examination, up to a maximum of $150,000. Such payment shall be the exclusive remedy for any breach of this letter agreement.

                  In the event that Raytel or any of its subsidiaries or affiliates or Representatives receives from any third party any unsolicited inquiry concerning an Alternative Proposal or any expression of interest or potential interest in an Alternative Proposal, Raytel may, and may cause or permit its subsidiaries, affiliates and Representatives to, respond to such inquiry or expression of interest by informing such third party in writing of the existence and terms of this letter agreement, provided that Raytel shall not, and shall direct its subsidiaries, affiliates and Representatives not to, disclose to such third party the identity of SHL or the contemplated terms of the Proposed Transaction, except as may be required under law or by the provisions of a self regulatory body to which Raytel is subject. In the event Raytel determines that disclosure of the identity of SHL or the contemplated terms of the proposed transaction is so required, it will provide advance notice to SHL and the opportunity to review and comment on such disclosure. Each of Raytel and SHL will pay its own costs and expenses incurred in connection with the preparation of this letter agreement and the consummation of the transactions contemplated hereby.

                  It is expressly understood by the parties hereto that this letter agreement is not intended to, and does not, constitute an agreement to consummate a Proposed Transaction or to enter into a definitive agreement with respect to a Proposed Transaction, and neither Raytel nor SHL nor any of their respective affiliates will have any rights or obligations of any kind whatsoever with respect to a Proposed Transaction by virtue of this letter agreement or any other written or oral expression by either party hereto or their respective Representatives unless and until a definitive agreement relating thereto between Raytel and SHL is executed and delivered.



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                  The parties acknowledge and agree that this letter agreement shall be subject to the terms and conditions of that certain letter agreement dated November 29, 2001 between SHL and Houlihan Lokey Howard & Zukin Capital, including without limitation the provisions thereof relating to press releases and other public disclosures.

                  This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts of the State of Delaware in any legal proceeding relating to this letter agreement, and each party waives its right to change venue. This letter agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Signatures may be exchanged by facsimile. Each of the parties agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of the other party. This letter agreement may be amended only by a written instrument signed by the parties.

                                    *********

                  If the foregoing is in accordance with your understanding of our discussions and intentions, please sign this letter where indicated below and return one fully executed original to us for our signature, whereupon this letter will constitute our binding agreement with respect to the matters set forth herein.

                                    Very truly yours,

                                    RAYTEL MEDICAL CORPORATION


                                    By: /s/ Gene I. Miller
                                        -----------------------------
                                          Gene I. Miller
                                          Special Committee Member

Accepted and agreed to as of
the date first written above:

SHL TELEMEDICINE LTD.

By: /s/ Yariv Alroy
    ---------------------
    Name: Yariv Alroy
    Title: Co-President





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                           RAYTEL MEDICAL CORPORATION
                          2755 Campus Drive, Suite 200
                               San Mateo, CA 94403






January 23, 2002



Mr. Yariv Alroy
Co-President
SHL TeleMedicine Ltd.
90 Igal Alon St.
Tel-Aviv 67891
Israel


Re: EXTENSION OF EXCLUSIVITY



Dear Mr. Alroy:

                  This letter amends that certain letter of exclusivity dated December 28, 2001 (the "Exclusivity Agreement") between SHL Telemedicine Ltd. ("SHL") and Raytel Medical Corporation ("Raytel"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exclusivity Agreement (except that the term "Exclusivity Period" is modified, as herein provided).

                  The Exclusivity Period is currently set to expire on January 23, 2002. We are aware that SHL has already invested substantial time, effort and expense in conducting the due diligence necessary for its consideration of the Proposed Transaction. You have advised us that SHL is awaiting the receipt from the Company of specified additional due diligence documents. In consideration of the substantial time, effort and expense undertaken and to be undertaken by SHL and its Representatives in connection with its consideration of the Proposed Transaction, the Special Committee on behalf of Raytel hereby agrees to extend the Exclusivity Period until the earlier of the execution of a definitive agreement by the parties hereto or January 29, 2002.

                  The Exclusivity Agreement shall continue in full force and effect, except as amended above, and all references therein to "this letter agreement" shall mean the Exclusivity Agreement, as so amended.


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                  If the foregoing is in accordance with your understanding of our discussions and intentions, please sign this letter where indicated below and return one fully executed original to us for our signature, whereupon this letter will constitute our binding agreement with respect to the matters set forth herein.

                                     Very truly yours,

                                     RAYTEL MEDICAL CORPORATION

                                     By: /s/ Allan Zinberg
                                         -----------------------------
                                         Allan Zinberg
                                         Special Committee Member

Accepted and agreed to as of
the date first written above:

SHL TELEMEDICINE LTD.

By: /s/ Yariv Alroy
    ---------------------
    Name: Yariv Alroy
    Title: Co-President





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                                                                  Exhibit (e)(8)


                           RAYTEL MEDICAL CORPORATION
                          2755 Campus Drive, Suite 200
                               San Mateo, CA 94403






February 2, 2002



Mr. Yariv Alroy
Co-President
SHL TeleMedicine Ltd.
90 Igal Alon St.
Tel-Aviv 67891
Israel


Re: EXCLUSIVITY



Dear Mr. Alroy:

                  This letter amends that certain letter of exclusivity dated December 28, 2001, as amended (the "Exclusivity Agreement") between SHL Telemedicine Ltd. ("SHL") and Raytel Medical Corporation ("Raytel"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exclusivity Agreement (except that the term "Exclusivity Period" is redefined, as herein provided).

                  We are aware that although exclusivity under the Exclusivity Agreement expired on January 29, 2002, SHL has continued to invest substantial time, effort and expense in conducting the due diligence necessary for its consideration of the Proposed Transaction. You have advised us that SHL is awaiting the receipt from the Company of specified additional due diligence documents. In consideration of the substantial time, effort and expense undertaken and to be undertaken by SHL and its Representatives in connection with its consideration of the Proposed Transaction, the Special Committee on behalf of Raytel hereby agrees to grant exclusivity on the same terms and conditions set forth in the Exclusivity Agreement, except that the Exclusivity Period is hereby redefined to mean the period commencing on the date of this letter agreement and ending on the earlier of the execution of a definitive agreement by the parties hereto or February 7, 2002.

                  The Exclusivity Agreement shall continue in full force and effect, except as amended above, and all references therein to "this letter agreement" shall mean the Exclusivity Agreement, as so amended.



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                  If the foregoing is in accordance with your understanding of our discussions and intentions, please sign this letter where indicated below and return one fully executed original to us for our signature, whereupon this letter will constitute our binding agreement with respect to the matters set forth herein.

                                        Very truly yours,

                                        RAYTEL MEDICAL CORPORATION


                                        By: /s/ Gene I. Miller
                                            -----------------------------
                                              Gene I. Miller
                                              Special Committee Member

Accepted and agreed to as of
the date first written above:

SHL TELEMEDICINE LTD.

By: /s/ Yariv Alroy
    ---------------------
    Name: Yariv Alroy
    Title: Co-President





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